Sussex Bancorp	Donald L. Kovach
399 Route 23	President/CEO
Franklin, NJ 07416	973-827-2914

FOR IMMEDIATE RELEASE

CANDACE LEATHAM APPOINTED CHIEF FINANCIAL OFFICER OF SUSSEX BANCORP

FRANKLIN, NEW JERSEY– January 10, 2008 – Sussex Bancorp (NASDAQ: “SBBX”) announced today that Candace Leatham, the Company’s Executive Vice President and Treasurer, has also been named the Company’s Chief Financial Officer.  Leatham, who has been with the Company for 25 years, was formerly the Company’s senior accounting and financial officer, and will continue in those roles.

Donald L. Kovach, Chairman and Chief Executive Officer stated:  “Naming Ms. Leatham the Company’s Chief Financial Officer demonstrates the Board’s confidence in and reliance on her skills.  Ms. Leatham is and has been an integral part of our management team.”

Sussex Bancorp. is the holding company for Sussex Bank, a New Jersey chartered commercial bank operating through ten branch offices, eight offices located in Sussex County, New Jersey, in Andover, Augusta, Franklin, Montague, Newton, Sparta, Vernon and Wantage and two offices in Orange County, New York, in Port Jervis and Warwick.  Sussex Bancorp also serves as the holding company for Tri-State Insurance Agency, Inc., a full-service insurance agency located in Augusta, New Jersey.